UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2026
PLAYBOY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Stock Repurchase Agreement

On June 18, 2026 (the “Effective Date”), Playboy, Inc. (the “Company”), entered into a stock repurchase agreement with the sellers that are party thereto (the “Sellers”, and such agreement, the “Repurchase Agreement”). Under the terms of the Repurchase Agreement, the Company will purchase a total of 16,589,531 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), representing 100% of the Common Stock beneficially owned by the Sellers as of the Effective Date, at a price per share of $1.05 for an aggregate purchase price of $17,419,007.55. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Repurchase Agreement.

The sale and purchase of the shares will take place by the end of 2026, with four separate installments, the first of which will occur on the Effective Date. On the Effective Date, the Company will purchase 1,904,762 shares of Common Stock from the Sellers for $2,000,000.00 in cash. On or before August 31, 2026, the Company will purchase 2,857,143 shares of Common Stock from the Sellers for $3,000,000.00 in cash. On or before November 1, 2026, the Company will purchase 4,761,905 shares of Common Stock from the Sellers for $5,000,000.00 in cash. On or before December 31, 2026, the Company will purchase all remaining shares owned by Sellers as of the date thereof, for a price equal to $1.05 per share.

The Company will at any time have the option to purchase any amount of shares for a price of $1.05 in advance of the payment schedule by delivering written notice to the Sellers, which amount will be deducted from the amount payable under the next upcoming installment.

All of the Sellers are affiliates of Fortress Investment Group (collectively, “Fortress”) and, prior to the transactions contemplated by the Repurchase Agreement, Fortress was one of the Company’s largest stockholders and an affiliate of the Company. Fortress’ affiliates are also the Company’s primary senior secured lenders pursuant to the Existing Credit Agreement (as defined below). Upon the completion of the purchase of all of the Sellers’ Common Stock pursuant to the Repurchase Agreement, Fortress is expected to no longer be an affiliate of the Company or significant holder of Common Stock, but it will remain the Company’s primary senior secured lender. The terms of the Repurchase Agreement and the related Backstop Agreement (as defined below) were approved by the the Company’s board of directors and its Audit Committee.

Default and Termination

A default of payment will occur any time both the Company and both equity investors under the Backstop Agreement (as defined below) fail to make each of their required payments under the Repurchase Agreement. In the case of default, the Sellers will have the right to accelerate the full purchase obligation of remaining shares owned by Sellers at the time of such default, seek specific performance of the Company’s obligations under the Repurchase Agreement, or seek recovery from all damages, losses, costs and expenses, including reasonable attorneys’ fees and enforcement costs, arising from such default. Once the Company, or the Backstop Purchasers, as applicable, purchase all 16,589,531 shares of Common Stock payable under the Repurchase Agreement, such agreement will terminate automatically.

Additional Covenants; Other Terms

The Repurchase Agreement contains certain representations and warranties and provisions customary for transactions similar to the transaction contemplated therein, including transfer restrictions on the Sellers with respect to shares not yet transferred under the Repurchase Agreement. The representations and warranties contained in the Repurchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties. The foregoing description of the Repurchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Repurchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated by reference herein.

Backstop Agreement

Concurrently with the execution of the Repurchase Agreement, the Company entered into a backstop agreement (the “Backstop Agreement”), by and among the Company and an affiliate of Rizvi Traverse Management, LLC and The Million S.a.r.l. (an affiliate of Byborg Enterprises SA), two of the Company’s largest current investors (greater than 10% of outstanding shares) and affiliates of two of the Company’s directors (the “Backstop Purchasers”), pursuant to which the Backstop Purchasers agreed that if the Company fails to make any portion of one of its scheduled purchases, the Backstop Purchasers will be obligated to purchase such shares under the terms and conditions of the Repurchase Agreement. Each Backstop Purchaser’s commitment is allocated pro-rata according to its relative beneficial ownership in shares of the Company. As consideration, the Company will pay the Backstop Purchasers a backstop fee of 5% of any such investors’ obligations that are not used to purchase shares of Common Stock. If either Backstop Purchaser defaults in its obligation to purchase shares under the Backstop Agreement, the other Backstop Purchaser will have the option to purchase such shares on the same terms and conditions. Each Backstop Purchaser’s ability to purchase Common Stock is subject to a cap at beneficial ownership of 29.99% of equity in the Company.

The foregoing description of the Backstop Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Backstop Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Amendment No. 8 to the Amended and Restated Credit and Guaranty Agreement

Concurrently with the execution of the Repurchase Agreement, the Company entered into Amendment No. 8 to its Amended and Restated Credit and Guaranty Agreement (“Amendment No. 8”), by and among the Company, Playboy Enterprises, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and DBD Credit Funding LLC (an affiliate of Fortress), as the administrative agent and the collateral agent, to, substantially concurrently with the initial closing pursuant to the Repurchase Agreement, amend the terms of the Amended and Restated Credit and Guaranty Agreement, dated as of May 10, 2023 (as amended, amended and restated, supplemented, refinanced, replaced, extended, or otherwise modified from time to time prior to the date of Amendment No. 8, the “Existing Credit Agreement”), to, among other things, modify certain negative covenants to permit the transactions contemplated by the Repurchase Agreement and Backstop Agreement described above.

The other terms of the Existing Credit Agreement remain substantially unchanged. The foregoing description of Amendment No. 8 and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to Amendment No. 8, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

The foregoing description of the Repurchase Agreement, Backstop Agreement, Amendment No. 8 and the transactions under each such agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Repurchase Agreement, Backstop Agreement or Amendment No. 8, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and each is incorporated by reference herein. The Repurchase Agreement, Backstop Agreement and Amendment No. 8 have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company nor any of the other parties thereto. The representations and warranties contained in the Repurchase Agreement and Amendment No. 8 were made only for purposes of each such agreement (as applicable) as of the specific dates therein, were solely for the benefit of the parties to each such agreement (as applicable), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to each such agreement (as applicable) instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Repurchase Agreement or Amendment No. 8 and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Repurchase Agreement and Amendment No. 8, which subsequent information may or may not be reflected in the Company’s public disclosures. The Repurchase Agreement, Backstop Agreement and Amendment No. 8 should not be read alone, but should instead be read in conjunction with the other information regarding the Company, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01.     Regulation FD Disclosure.

On June 22, 2026, the Company issued a press release announcing the repurchase of shares and entry into the Repurchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in any such filings.

Special Note on Forward-Looking Statements

This Current Report contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve certain risks and uncertainties, including statements regarding the anticipated payments under the Repurchase Agreement, the expected timing of any subsequent closings, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Additionally, the press release contains forward-looking statements regarding the rights and obligations of the Company and its subsidiaries pursuant to licensing and other agreements, and the anticipated benefits of those agreements. The Company cannot give any assurance that it will receive the full benefits of such agreements. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements, including, but not limited to, the risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports the Company files with the SEC. The Company’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
The following documents are herewith furnished or filed as exhibits to this report:

Exhibit No.	Description

10.1*	Stock Repurchase Agreement, dated June 18, 2026, by and among the Company and the sellers party thereto.
10.2	Backstop Agreement, dated June 18, 2026, by and among the Company and the equity investors party thereto.
10.3
Amendment No. 8 to its Amended and Restated Credit and Guaranty Agreement, dated June 18, 2026, by and among Playboy, PLBY Parent, the subsidiary guarantors party thereto, the lenders party thereto, and DBD Credit Funding LLC, as the administrative agent and the collateral agent.

99.1	Press Release, dated June 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2026	PLAYBOY, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary